                                                                      EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Special Value Fund, Inc.:

We consent to the use in Post-Effective Amendment No. 23 to Registration Statement No. 2-60836 of our report dated May 2, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
Princeton, New Jersey

July 17, 1997